UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2017

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	001-35763	20-8380461
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

(Address of Principal Executive Office) (Zip Code)

(888) 404-7770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

POMPANO BEACH, FL / ACCESSWIRE / June 26, 2017 / DS Healthcare Group (DSKX) today announced that it has entered into an agreement, effective June 23, 2017, to settle the lawsuit filed in May 2016 by PhotoMedex, Inc., Radiancy, Inc. and PhotoMedex Technology, Inc. (collectively, “PhotoMedex”) in the United States District Court for the Southern District of New York. PhotoMedex alleged in the lawsuit that DS Healthcare breached certain terms of two merger agreements between DS Healthcare and Photomedex. DS Healthcare asserted counterclaims for breach of contract against PhotoMedex.  Both DS Healthcare and PhotoMedex denied liability for the claims asserted against them.  DS Healthcare entered into this settlement to eliminate the uncertainties, distraction, and expense of further litigation. The Company is confident that this is another major step to concentrate its focus on its core business of developing and delivering its products to the marketplace.

Item 9.01 - Financial Statement and Exhibits

(d)

Exhibits

99.1

Press Release issued June 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: June 26, 2017	By:	/s/ John Power
John Power
Chief Financial Officer